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                                                                   EXHIBIT 23(b)





CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 (relating to the Delta Air Lines, Inc. Non-employee Directors' Stock Plan) of our reports dated August 18, 1995 included or incorporated by reference in Delta Air Lines, Inc.'s Annual Report on Form 10-K for the fiscal year ended June 30, 1995 and to all references to our firm included in such Registration Statement.


/s/ ARTHUR ANDERSEN LLP


Atlanta, Georgia
December 22, 1995